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                                                                     EXHIBIT 2.1

[NEWELL RUBBERMAID LETTERHEAD]



                                                              June 7, 2002

VIA FACSIMILE AND FEDERAL EXPRESS

Arthur H.. Smith, Esq.
Vice President and General Counsel
Libbey Inc.
300 Madison Avenue
P.O. Box 10060
Toledo, Ohio 43604-1561


Dear Art:

         Reference is made to (i) the Amended and Restated Stock Purchase Agreement dated January 21, 2002 by and among Newell Rubbermaid Inc., Newell Holdings Delaware, Inc. (f/k/a Anchor Hocking Corporation), Anchor Hocking Inc. (f/k/a Menagerie Corporation), Newell Operating Company and Libbey Inc. (the "Amended Agreement") and to (ii) the Amended and Restated Canadian Asset Purchase Agreement dated January 21, 2002 by any among Libbey Inc., Libbey Canada Inc., Newell Rubbermaid Inc. and Newell Industries Canada Inc. (the "Canadian Purchase Agreement").

         Pursuant to Section 9.1(d) of the Amended Agreement, Newell Rubbermaid Inc. and Libbey Inc. hereby mutually agree to terminate the Amended Agreement and the Canadian Purchase Agreement effective immediately. Newell Rubbermaid Inc. and Libbey Inc. hereby acknowledge that as of the date hereof no party to the Amended Agreement or the Canadian Purchase Agreement has committed any willful breach of either agreement.

         This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



                NEWELL RUBBERMAID INC.


                    By:   /s/ D L Matschullat

                         Name:  Dale L. Matschullat
                         Title: Vice President -General Counsel



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[NEWELL RUBBERMAID LETTERHEAD]





                ACKNOWLEDGED AND AGREED:

                LIBBEY INC.

                     By:  /s/ Arthur H. Smith

                          Name:  Arthur H. Smith
                          Title: Vice President and General Counsel





   cc:   Mark E. Songer/Libbey Inc.
         Mark D. Gerstein/Latham & Watkins
         Andrea L. Horne/Newell Rubbermaid Inc.
         Frederick L. Hartmann/Schiff Hardin & Waite
         William S. D'Amico/Chadbourne & Parke LLP

MPK/mpk


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